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                            AXSYS TECHNOLOGIES, INC.
                        (formerly Vernitron Corporation)

                               OFFER TO EXCHANGE
                          0.75 SHARES OF COMMON STOCK
                            PAR VALUE $.01 PER SHARE
                                      FOR
   EACH SHARE OF ITS $1.20 CUMULATIVE EXCHANGEABLE REDEEMABLE PREFERRED STOCK

                         NOTICE OF GUARANTEED DELIVERY

                         THE EXCHANGE OFFER WILL EXPIRE
                      AT 5:00 P.M., NEW YORK CITY TIME, ON
                    MONDAY, MARCH 17, 1997, UNLESS EXTENDED


      As set forth in the Offering Circular, dated February 13, 1997 (the "Offering Circular"), under "the Exchange Offer - guaranteed Delivery Procedure," this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of Axsys Technologies, Inc. (formerly Vernitron Corporation), a Delaware corporation (the "Company"), if certificates for shares of its $1.20 Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit such certificates or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined in the Offering Circular). Such forms may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent prior to the Expiration Date.

       TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C., THE EXCHANGE AGENT

   By Hand or Overnight          By Facsimile:                By Mail:
         Delivery:
                                 (201) 329-8936       ChaseMellon Shareholder
  ChaseMellon Shareholder                                     Services
         Services                                    Reorganization Department
 Reorganization Department                                Midtown Station
  120 Broadway - 13th Fl.                                   P.O. Box 798
    New York, NY 10271                                   New York, NY 10018
                                  Confirmation
                                byTelephone to:

                                 (201) 296-4764


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTION VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. The Eligible Institution which completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Preferred Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


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Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Offering Circular and related Letter of Transmittal (which constitute the "Exchange Offer"), receipt of which is hereby acknowledged, _______________ shares of Preferred Stock pursuant to the guaranteed delivery procedure described in the Offering Circular.

               (PROCEDURE TYPE OR PRINT ALL INFORMATION BELOW)

                                                 Preferred Stock
Signatures(s):__________________                 Certificate No(s).
                                                 (if available):

________________________________                 _____________________________

                                                 Number of shares of Preferred
Name(s) of Record Holders(s):                    Stock:

________________________________                 _____________________________

Address(es):___________________                  CHECK IF PREFERRED STOCK
                                                 WILL BE TENDERED BY BOOK-
________________________________                 ENTRY TRANSFER.
                       Zip Code

                                                 ___ The Depositary  Trust
Area Code and Tel. No.(s):____                       Company

_____________________________                    ___ Philadelphia Depositary
                                                     Trust Company

Dated:________________________                   Name of Tendering Institution:

                                                 _____________________________

                                                 Account Number:_______________


                                   GUARANTEE

                      (DO NOT USE FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, hereby guarantees (a) that the above named person(s) "own(s)" the Preferred Stock tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, as amended (b) that such tender of Preferred Stock complies with Rule 10b-4 and (c) that delivery to the Exchange Agent of certificates representing the Preferred Stock tendered hereby, or delivery of such Preferred Stock pursuant to the procedure for book-entry transfer, in either case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof properly completed and duly executed) and any other required documents will be received by the Exchange Agent no later than five New York Stock Exchange trading days after the Expiration Date.


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_____________________________                    _____________________________
Name of Firm                                     Authorized Signature
_____________________________                    _____________________________
Address                                          Title
_____________________________                    _____________________________
                     Zip Code                    Name: Please type or print

Area Code & Tel. No. ________                   Dated:__________________, 19



NOTE: DO NOT SEND PREFERRED STOCK CERTIFICATES WITH THIS FORM. CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.